Exhibit 99.1

Press Contact:
Michael T. Burns
Investor Relations
Harris Interactive Inc.
800-866-7655 x7328 mburns@harrisinteractive.com

Harris Interactive® Reports First Quarter Fiscal 2013 Results

Rochester, N.Y. — November 1, 2012 — Harris Interactive Inc. (NASDAQ: HPOL), a leading global market research firm, today announced its first quarter fiscal 2013 financial results.

Al Angrisani, President and Chief Executive Officer of Harris Interactive, commented, “We made further progress in our turnaround program during the first quarter. Our profitability improved in the quarter, largely due to the successful turnaround of our UK business and the rightsizing of our cost structure, and we continued our focus on accepting higher margin work and paying down our existing bank debt. Despite the profitability improvement, we are still working to address sales and marketing challenges in several of our business units.”

Key Financial Statistics (1)

USD in millions – unaudited	For the Three Months Ended September 30,
	2012	2011
Revenue (2)	$33.0	$37.8
Operating income (loss) (3)	$1.8	$(4.3)
Income (loss) from continuing operations	$1.7	$(4.1)
Loss from discontinued operations	$—	$(1.8)
Net income (loss)	$1.7	$(6.0)
Fully diluted net income (loss) per share – continuing operations	$0.03	$(0.08)
Fully diluted net income (loss) per share – discontinued operations	$—	$(0.03)
Fully diluted net income (loss) per share	$0.03	$(0.11)
Adjusted EBITDA (4)	$3.5	$(2.5)
Adjusted EBITDA with add-back of restructuring and other charges (4)	$3.5	$3.0
Cash provided by operations	$0.3	$0.2
Bookings (5)	$33.9	$32.1

At September 30:	2012	2011
Cash and cash equivalents	$10.6	$12.3
Outstanding debt	$4.8	$9.6
Secured revenue (6)	$43.4	$39.0

(1)	All amounts shown reflect our Asian operations as discontinued operations.
(2)	Amounts include the impact of foreign currency exchange rate differences. Excluding the impact of foreign currency exchange rate differences, revenue for the three months ended September 30, 2012 decreased by 11% over the same prior year period.

©2012 Harris Interactive Inc.	All rights reserved.

(3)	Operating income for the three months ended September 30, 2012 did not include any restructuring or other charges, compared with $5.4 million for the same prior year period.
(4)	EBITDA is a non-GAAP measure. Adjusted EBITDA, also a non-GAAP measure, is EBITDA with stock-based compensation added back.
(5)	Amounts include the impact of foreign currency exchange rate differences. Excluding the impact of foreign currency exchange rate differences, bookings for the three months ended September 30, 2012 increased by 4% over the same prior year period.
(6)	Amounts include the impact of foreign currency exchange rate differences. Excluding the impact of foreign currency exchange rate differences, secured revenue at September 30, 2012 increased by 11% over the same prior year period.

First Quarter Fiscal 2013 Results Conference Call and Webcast Access

Al Angrisani, President and Chief Executive Officer, will host a conference call to discuss these results on Tuesday, November 13, 2012, at 5:00 p.m. ET. Formal remarks will be followed by a question and answer session.

To access the conference call, please dial toll-free 877.303.9858 in the United States and Canada, or 408.337.0139 internationally.

A live webcast of the conference call also will be accessible via the Investor Relations section of our website at http://ir.harrisinteractive.com/, where an archived replay of the webcast will be available for 30 days following the call. No telephone replay of the conference call will be provided. This media release will be available under the Investor Relations section of our website at http://ir.harrisinteractive.com/ prior to the call.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release and oral statements made by the Company on its conference call constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at http://ir.harrisinteractive.com/. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization, restructuring and related charges, quarterly variations in financial results, the Company’s ability to maintain compliance with certain NASDAQ listing requirements, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market, and the Company’s ability to remain in compliance with the financial covenants in its credit agreement.

You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.

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About Harris Interactive

Harris Interactive is one of the world's leading market research firms, leveraging research, technology, and business acumen to transform relevant insight into actionable foresight. Known widely for the Harris Poll® and for pioneering innovative research methodologies, Harris offers proprietary solutions in the areas of market and customer insight, corporate brand and reputation strategy, and marketing, advertising, public relations and communications research. Harris possesses expertise in a wide range of industries including health care, technology, public affairs, energy, telecommunications, financial services, insurance, media, retail, restaurant, and consumer package goods. Additionally, Harris has a portfolio of multi-client offerings that complement our custom solutions while maximizing our client's research investment. Serving clients in more than 215 countries and territories through our North American and European offices, Harris specializes in delivering research solutions that help us—and our clients—stay ahead of what's next. For more information, please visit www.harrisinteractive.com.

HPOL – E

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HARRIS INTERACTIVE INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	September 30,	June 30,
	2012	2012
Assets
Cash and cash equivalents	$10,623	$11,456
Accounts receivable, net	19,616	19,940
Unbilled receivables	8,542	7,513
Prepaids and other current assets	3,466	3,859
Deferred tax assets	248	243

Total current assets	42,495	43,011

Property, plant and equipment, net	2,332	2,500
Other intangibles, net	10,320	10,795
Other assets	1,106	1,080

Total assets	$56,253	$57,386

Liabilities and Stockholders’ Equity
Accounts payable	$7,254	$7,628
Accrued expenses	18,169	21,643
Current portion of long-term debt	4,794	4,794
Deferred revenue	12,017	10,088
Liabilities from discontinued operations	—	181

Total current liabilities	42,234	44,334
Long-term debt	—	1,199
Deferred tax liabilities	1,689	1,696
Other long-term liabilities	3,510	4,072

Total stockholders’ equity	8,820	6,085

Total liabilities and stockholders’ equity	$56,253	$57,386

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HARRIS INTERACTIVE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three months ended
	September 30,
	2012	2011
Revenue from services	$33,010	$37,769

Operating expenses:
Cost of services	19,455	23,630
Selling, general and administrative	10,778	11,665
Depreciation and amortization	948	1,293
Restructuring and other charges	—	5,440

Total operating expenses	31,181	42,028

Operating income (loss)	1,829	(4,259)
Operating margin	5.5%	-11.3%
Interest expense, net	101	157

Income (loss) from continuing operations before income taxes	1,728	(4,416)

Provision (benefit) for income taxes	(15)	(280)

Income (loss) from continuing operations	1,743	(4,136)
Loss from discontinued operations	—	(1,820)

Net income (loss)	$1,743	$(5,956)

Basic net income (loss) per share:
Continuing operations	$0.03	$(0.08)
Discontinued operations	—	(0.03)

Basic net income (loss) per share	$0.03	$(0.11)

Diluted net income (loss) per share:
Continuing operations	$0.03	$(0.08)
Discontinued operations	—	(0.03)

Diluted net income (loss) per share	$0.03	$(0.11)

Weighted average shares outstanding:
Basic	55,952,534	55,026,885

Diluted	56,878,991	55,026,885

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Harris Interactive Inc.

Three Months Ended September 30, 2012

Reconciliation of GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA

Amounts in thousands of USD

	Three months ended
	September 30,
	2012	2011
GAAP net income (loss)	$1,743	$(5,956)
Loss from discontinued operations	—	1,820
Interest expense, net	101	157
Provision (benefit) for income taxes	(15)	(280)
Depreciation and amortization	1,116	1,518

EBITDA	$2,945	$(2,741)
Stock-based compensation (7)	569	279

Adjusted EBITDA	$3,514	$(2,462)

Adjusted EBITDA	$3,514	$(2,462)
Add-back of restructuring and other charges	—	5,440

Adjusted EBITDA with add-back of restructuring and other charges	$3,514	$2,978

(7)	Stock-based compensation expense represents the cost of stock-based compensation accounted for under the FASB guidance for stock-based compensation

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